12 Greenway Plaza, Suite 1202
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Web www.uhy-us.com

July 21, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Flotek Industries, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Flotek Industries, Inc. dated July 21, 2006. We are in agreement with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP